Exhibit 9.1a

                           Financial Agent Agreement

                            FINANCIAL AGENT AGREEMENT

         THIS AGREEMENT made and concluded as of this 11th day of December, 1996 by and between Phoenix Equity Planning Corporation, a Connecticut corporation having a place of business located at 100 Bright Meadow Boulevard, Enfield, Connecticut (the "Financial Agent") and each of the undersigned mutual funds (hereinafter collectively and singularly referred to as the "Trust").

WITNESSETH THAT:

         1. Financial Agent shall keep the books of the Trust and compute the daily net asset value of shares of the Trust in accordance with instructions received from time to time from the Board of Trustees of the Trust; which instructions shall be certified to Financial Agent by the Trust's Secretary. Financial Agent shall report such net asset value so determined to the Trust and shall perform such other services as may be requested from time to time by the Trust as are reasonably incidental to Financial Agent's duties hereunder.

         2. Financial Agent shall be obligated to maintain, for the periods and in the places required by Rule 31a-2 under the Investment Company Act of 1940, as amended, those books and records maintained by Financial Agent. Such books and records are the property of the Trust and shall be surrendered promptly to the Trust upon its request. Furthermore, such books and records shall be open to inspection and audit at reasonable times by officers and auditors of the Trust.

         3. As compensation for its services hereunder during any fiscal year of the Trust, Financial Agent shall receive, within eight days after the end of each month, a fee as specified in Schedule A.

         4. Financial Agent shall not be liable for anything done or omitted by it in the exercise of due care in discharging its duties specifically described hereunder and shall be answerable and accountable only for its own acts and omissions and not for those of any agent employed by it nor for those of any bank, trust company, broker, depository, correspondent or other person. Financial Agent shall be protected in acting upon any instruction, notice, request, consent, certificate, resolution, or other instrument or paper believed by Financial Agent to be genuine, and to have been properly executed, and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained by Financial Agent hereunder a certificate signed by the Secretary of the Trust. Financial Agent shall be entitled, with respect to questions of law relating to its duties hereunder, to advice of counsel (which may be counsel for the Trust) and, with respect to anything done or omitted by it in good faith hereunder in conformity with the advice of or based upon an opinion of counsel, to be held harmless by the Trust from all claims of loss or damage. Nothing herein shall protect Financial Agent against any liability to the Trust or to its respective shareholders to which Financial Agent would otherwise be subject by reason of its willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder. Except as provided in this paragraph, Financial Agent shall not be entitled to any indemnification by the Trust.

         5. Subject to prior approval of the Board of Trustees of the Trust, Financial Agent may appoint one or more sub-financial agents to perform any of the functions and services which are to be provided under the terms of this Agreement upon such terms and conditions as may be mutually agreed upon by the Trust, Financial Agent and such sub-financial agent.

         6. This Agreement shall continue in effect only so long as (a) such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, and (b) the terms and any renewal of such Agreement have been approved by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons, as that term is defined in the Investment Company Act of 1940, as amended, of any such party, cast in person at a meeting called for the purpose of voting on such approval. A "majority of the outstanding voting securities of the Trust" shall have, for all purposes of this Agreement, the meaning provided therefor in said Investment Company Act.

         7. Either party may terminate the within Agreement by tendering written notice to the other, whereupon Financial Agent will be relieved of the duties described herein. This Agreement shall immediately terminate in the event of its assignment, as that term is defined in said Investment Company Act.

         8. This Agreement shall be construed and the rights and obligations of the parties hereunder enforced in accordance with the laws of the Commonwealth of Massachusetts.

         9.       This Agreement shall become effective on January 1, 1997.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                  PHOENIX CALIFORNIA TAX EXEMPT
                                  BONDS, INC.
                                  PHOENIX INCOME AND GROWTH FUND
                                  PHOENIX MULTI-PORTFOLIO FUND
                                  PHOENIX MULTI-SECTOR FIXED INCOME
                                  FUND, INC.
                                  PHOENIX MULTI-SECTOR SHORT TERM
                                  BOND FUND
                                  PHOENIX SERIES FUND
                                  PHOENIX STRATEGIC ALLOCATION FUND,
                                  INC.
                                  PHOENIX STRATEGIC EQUITY SERIES FUND
                                  PHOENIX WORLDWIDE OPPORTUNITIES
                                  FUND



                                  By: /s/ Philip R. McLoughlin
                                      ------------------------
                                        Philip R. McLoughlin
                                        President


                                  PHOENIX EQUITY PLANNING
                                  CORPORATION


                                  By: /s/ David R. Pepin
                                      -------------------------
                                        David R. Pepin
                                        Executive Vice President

                                   SCHEDULE A

                                  FEE SCHEDULE

                 FEE INFORMATION FOR SERVICES AS FINANCIAL AGENT

Annual Financial Agent Fees shall be based on the following formula:

     (1)  An incremental schedule applies as follows:

Up to $100 million:                 5 basis points on average daily net assets
$100 million to $300 million:       4 basis points on average daily net assets
$300 million thru $500 million:     3 basis points on average daily net assets
Greater than $500 million:          1.5 basis points on average daily net assets

A minimum fee will apply as follows:

         Money Market         $35,000
         Equity               $50,000
         Balanced             $60,000
         Fixed Income         $70,000
         International        $70,000
         REIT                 $70,000

     (2) An additional charge of $12,000 applies for each additional class of shares above one, over and above the minimum asset-based fee previously noted.

         The following tables indicates the classification and effective date for each of the applicable fund/series/portfolio:

         Classification                              Series Name
         --------------                              -----------

         Money Market         Phoenix Money Market Fund Series

         Equity Phoenix Aggressive Growth Fund Series Phoenix Convertible Fund Series Phoenix Endowment Equity Portfolio Phoenix Equity Opportunities Fund Phoenix Growth Fund Series
                              Phoenix Micro Cap Fund
                              Phoenix Mid Cap Portfolio
                              Phoenix Small Cap Fund
                              Phoenix Strategic Theme Fund

         Classification                              Series Name
         --------------                              -----------

         Balanced             Phoenix Balanced Fund Series
                              Phoenix Income and Growth Fund
                              Phoenix Strategic Allocation Fund, Inc.

         Fixed Income         Phoenix California Tax Exempt Bonds, Inc.
                              Phoenix Diversified Income Portfolio
                              Phoenix Emerging Markets Bond Portfolio
                              Phoenix High Yield Fund Series
                              Phoenix Multi-Sector Fixed Income Fund, Inc.
                              Phoenix Multi-Sector Short Term Bond Fund
                              Phoenix Tax-Exempt Bond Portfolio
                              Phoenix U.S. Government Securities Fund Series

         International        Phoenix International Portfolio
                              Phoenix Worldwide Opportunities Fund

         REIT                 Phoenix Real Estate Securities Portfolio